As filed with the Securities and Exchange Commission on February 25, 2025.	Registration No. 333-284847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESEARCH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of other jurisdiction of incorporation or organization)	11-3797644 (I.R.S. Employer Identification No.)

Address Not Applicable1

(310) 477-0354

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St., #208

Carson City, NV 89701

(800) 533 - 7272

(Name, address, including zip code, and telephone number, including area code of agent for service)

____________________

Copy to:

Louis A. Wharton, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

1 In November 2019, we became a fully remote company. Accordingly, we do not currently have principal executive offices. Our mailing address is 10624 E. Eastern Ave., Ste. A-614, Henderson, NV 89052.

EXPLANATORY NOTE

The Registrant is hereby filing this Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-284847) filed on February 11, 2025 (as amended, the “Registration Statement”), solely to update the description of Exhibit 25.1 and the footnote thereto included in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, and the signature page to the Registration Statement. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File Number	Exhibit	Filing Date

1.1	Form of Underwriting Agreement					(1)
3.1.1	Articles of Incorporation	SB-2	000-53501	3.1	December 28, 2007
3.1.2	Articles of Merger	8-K	000-53501	3.1	March 6, 2013
3.2	Amended and Restated Bylaws	8-K	000-53501	3.2	October 17, 2012
4.1	Specimen of Common Stock Certificate					(1)
4.2	Form of Indenture between the Registrant and one or more trustees to be named	S-3	333-284847	4.2	February 11, 2025
4.3	Specimen Preferred Stock Certificate					(1)
4.4	Form of Certificate of Designation of Preferred Stock					(1)
4.5	Form of Debt Securities					(1)
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate					(1)
4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate					(1)
4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate					(1)
4.9	Form of Rights Agreement and Form of Rights Certificate					(1)
4.10	Form of Unit Agreement and Unit Certificate					(1)
5.1	Opinion of Stubbs Alderton & Markiles, LLP	S-3	333-284847	5.1	February 11, 2025
23.1	Consent of Weinberg and Company, P.A.	S-3	333-284847	23.1	February 11, 2025
23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)	S-3	333-284847	23.1	February 11, 2025
24.1	Power of Attorney (included on signature page)					X
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended					(*)
107	Filing Fee Table	S-3	333-284847	107	February 11, 2025

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
(*)	To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust indenture Act of 1939, as amended, and the applicable rules and regulations promulgated thereunder.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on February 25, 2025.

RESEARCH SOLUTIONS, INC.

By:	/s/ Roy W. Olivier
Roy W. Olivier
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roy W. Olivier and William Nurthen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Roy W. Olivier	Chief Executive Officer and President, and Director	February 25, 2025
Roy W. Olivier	(Principal Executive Officer)

/s/ William Nurthen	Chief Financial Officer and Secretary	February 25, 2025
William Nurthen	(Principal Financial and Accounting Officer)

/s/ Barbara J. Cooperman	Director	February 25, 2025
Barbara J. Cooperman

/s/ Kenneth L. Gayron	Director	February 25, 2025
Kenneth L. Gayron

/s/ General Merrill McPeak	Director	February 25, 2025
General Merrill McPeak

/s/ Jeremy Murphy	Director	February 25, 2025
Jeremy Murphy

/s/ John J. Regazzi	Director	February 25, 2025
John J. Regazzi

S-1